Exhibit 10.60

August 29, 2005

FabTech, Inc.
777 N.W. Blue Parkway, Suite 350
Lee’s Summit, Missouri 64086-5709

Attention: MaryJo Parsons
Secretary

Dear Ms. Parsons:

This Covenant Agreement (this “Agreement”) is entered into as of the date set forth above between Union Bank of California, N.A., a national banking association (“Bank”), and FabTech, Inc., a Delaware corporation (“Borrower”), with respect to each and every extension of credit (whether one or more, collectively referred to as the “Loan”) from Bank to Borrower.

The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the “Note”). Any financial statement required by this Agreement must be prepared in accordance with generally accepted accounting principles and in a form satisfactory to Bank. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

Guaranty Requirements
Diodes Incorporated, a Delaware corporation (“Guarantor”), previously executed and delivered to Bank that certain Continuing Guaranty dated as of April 9, 2004 (“Guaranty”), on Bank’s standard form, in the principal amount of Five Million Dollars ($5,000,000) (exclusive of accrued interest and Bank’s expenses, for which Guarantor is also be obligated). Pursuant to the Guaranty, Guarantor has unconditionally guaranteed to pay the Obligations (as such term is defined in the Guaranty) of Borrower to Bank.

Borrower Collateral
Borrower’s obligations and liabilities to Bank under the Note, this Agreement and any other document, instrument or agreement executed by Borrower is secured by a first priority security interest in all or substantially all of Borrower’s personal property, pursuant to the terms and conditions of a Security Agreement, on Bank’s standard form, executed by Borrower in favor of Bank. Borrower previously authorized Bank to file a UCC-1 financing statement describing such collateral in the office of the Secretary of State of the State of Delaware or any other jurisdiction desired by Bank. Borrower shall execute and deliver to Bank such other documents, instruments and agreements as Bank may reasonably require in order to effect fully the purposes of this Agreement.

FabTech, Inc.
August 29, 2005

Guarantor Collateral
Guarantor’s obligations and liabilities to Bank under the Guaranty and any other document, instrument or agreement executed by Guarantor are secured by a first priority security interest in all or substantially all of Guarantor’s personal property, pursuant to the terms and conditions of a Security Agreement, on Bank’s standard form, executed by Guarantor in favor of Bank. By executing the Security Agreement, Guarantor authorized Bank to file a UCC-1 financing statement describing such collateral in the office of the Secretary of State of the State of Delaware or any other jurisdiction desired by Bank. Borrower shall cause Guarantor to execute and deliver to Bank such other documents, instruments and agreements as Bank may reasonably require in order to effect fully the purposes of this Agreement.

Cross-Default Provision
The occurrence of any Event of Default under the terms and conditions of the Amended and Restated Credit Agreement shall constitute a default under this Agreement and the Note. As used herein, the term “Amended and Restated Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of February 27, 2003, by and between Guarantor and Bank, as amended and as at any time further amended, supplemented, extended, restated or renewed.

Financial Information
Borrower shall provide Bank with such financial statements, lists of property and accounts, budgets, forecasts, reports and other financial information as Bank may from time to time request.

Any provision contained within this Agreement that is in conflict with any provision of any prior agreement between Bank and Borrower or Bank and Guarantor shall supersede such provision of such prior agreement. This Agreement shall replace and supersede that certain Covenant Agreement dated July 6, 2004, by and between Borrower and Bank.

FabTech, Inc.
August 29, 2005

If Borrower is in agreement with the foregoing terms and conditions, please sign and date the enclosed counterpart of this Agreement where indicated below and return same to the undersigned as soon as possible.

Sincerely,

“Bank”

UNION BANK OF CALIFORNIA, N.A.

By: /s/ John Kase
John C. Kase
Vice President

Address where notices to Bank are to be sent:

Union Bank of California, N.A.
Commercial Banking Group--
Great Los Angeles Division
445 South Figueroa Street, 10th Floor
Angeles, California 90071
Attention: John C. Kase
Vice President
Telephone No.: (213) 236-7329
Fax No.: (213) 236-7635

Accepted and Agreed
as of August 29, 2005:

“Borrower”

FABTECH, INC.

By: /s/ MaryJo Parsons

Title: Secretary

Printed Name: MaryJo Parsons

FabTech, Inc.
August 29, 2005

Address where notices to Borrower are to be sent:

FabTech, Inc.
777 N.W. Blue Parkway, Suite 350
Lee’s Summit, Missouri 64086-5709
Attention: MaryJo Parsons
Secretary
Telephone No.: (816) 251-8800
Fax No.: (816) 251-8850